                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           _________________________



                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                        Date of Report: October 11, 1996


                           ALL-COMM MEDIA CORPORATION



                         400 Corporate Pointe, Suite 780
                          Culver City, California 90230
                                 (310) 342-2800




     Nevada                                 0-16730                               88-0085608
(State of Incorporation)             (Commission File No.)                       (IRS Id. No.)








                             Exhibit Index on Page 5

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

        On October 10, 1996, Metro Merger Corp., a wholly-owned subsidiary ("Merging Subsidiary") of All-Comm Media Corporation ("All-Comm" or the "Company") merged with and into Metro Services Group, Inc. ("Metro") pursuant to an Agreement and Plan of Merger, dated as of October 1, 1996 (the "Merger Agreement"), among Merging Subsidiary, All-Comm, Metro, J. Jeremy Barbera, Janet Sautkulis and Robert M. Budlow. At the effective time of such merger (the "Merger"), among other things, (i) each then-outstanding share of common stock, no par value, of Metro ("Metro Common Stock") was converted into the right to receive (x) 18,140 shares of common stock, par value $.01 per share, of All-Comm ("All-Comm Common Stock") and (y) a negotiable promissory note (a "Note") in a face amount of $10,000; (ii) each share of Metro Common Stock held in Metro's treasury or owned by Metro or Merging Subsidiary was canceled without payment of any consideration therefor; and (iii) each then-outstanding share of common stock, par value $.01 per share, of Merging Subsidiary was converted into one share of Metro Common Stock (as the surviving corporation in the Merger), registered in the name of All-Comm. The Notes shall be due and payable, together with interest thereon at a rate of 6% per annum, on June 30, 1998, subject to earlier repayment, at the option of the holder thereof, upon completion by the Company of a public offering of its equity securities. The Notes are convertible on or before maturity, at the option of the holder thereof, into shares of All-Comm Common Stock at an exchange rate equal to $5.38 per share.

        Immediately following the Merger, All-Comm owns all outstanding shares of the common stock of Metro, which shares represents 100% of the total voting power of the outstanding capital stock of Metro. Prior to the Merger, each of Mr. Barbera, Mr. Budlow and Ms. Sautkulis owned 60, 30 and 10 outstanding shares of Metro Common Stock, respectively, which represented in the aggregate 100% of the total voting power of Metro's outstanding capital stock. Pursuant to the Merger Agreement, the Board of Directors of Metro was reconstituted upon the consummation of the Merger to consist of Messrs. J. Jeremy Barbera, Robert M. Budlow and E. William Savage, each of whom is an employee and, in the case of Mr. Barbera and Mr. Savage, a director of All-Comm.

        Metro provides database management and other direct marketing services to diverse group of approximately 500 clients located throughout the United States. These services include customer and market data analysis, database creation and analysis, data warehousing, predictive behavioral modeling, list processing, brokerage and management, data processing, data enhancement and development of information systems. Metro assists its clients in defining target markets and uses sophisticated data analysis to support clients' direct marketing campaigns to increase the productivity of its clients' marketing expenditures.

ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
               INFORMATION AND EXHIBITS.

        (a)    Financial Statements of Business Acquired.

               The following reports and financial statements of Metro are incorporated herein by reference to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 17, 1996:

               (i)  Report of Independent Accountants, dated August 29, 1996

               (ii) Balance Sheets as of December 31, 1995 and June 30, 1996 (unaudited)

               (iii) Statements of Operations for the years ended December 31, 1994 and 1995 and the (unaudited) six months ended June 30, 1995 and 1996

               (iv) Statements of Shareholders' Equity (Deficit) for the years ended December 31, 1994 and 1995 and the (unaudited) six months ended June 30, 1996

               (v) Statements of Cash Flows for the years ended December 31, 1994 and 1995 and the (unaudited) six months ended June 30, 1995 and 1996

               (vi) Notes to Financial Statements

        (b) Unaudited Pro Forma Financial Information is included herein. The Unaudited Pro Forma Condensed Combined Balance Sheets have been prepared based upon the audited historical consolidated balance sheet of All-Comm as of June 30, 1996 and the unaudited historical condensed balance sheet of Metro as of June 30, 1996 and gives effect to acquisition of Metro by All-Comm as if it had occurred as of June 30, 1996. The Unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended June 30, 1996 have been prepared based on the audited historical consolidated statement of operations of All-Comm for the fiscal year ended June 30, 1996 and the unaudited historical statement of operations of Metro for the last six months of the year ended December 31, 1995 and the six months ended June 30, 1996 and give effect to the acquisition of Metro as if it had occurred as of July 1, 1995. Pro forma adjustments for each such pro forma financial statement are described in the accompanying notes.

               The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results of operations or financial condition of the Company that would have been reported if All-Comm's acquisition of Metro had occurred as of July 1, 1995 or June 30, 1996, as the case may be, nor does such information purport to indicate either the results of the Company's future operations or the Company's future financial condition. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made.

               The pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and related notes of All-Comm and historical financial statements and related notes of Metro, both of which have been previously filed with the Commission.

        (c)    The following exhibit was previously filed October 11, 1996:


               2.1 Agreement and Plan of Merger dated October 1, 1996 among All-Comm Media Corporation, Metro Merger Corp., Metro Services Group, Inc., J. Jeremy Barbera, Janet Sautkulis and Robert M. Budlow

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ALL-COMM MEDIA CORPORATION

Date:  October 31, 1996                     By:  /s/ Scott Anderson
                                              ----------------------------------
                                            Name:   Scott Anderson
                                            Title:  Chief Financial Officer

                                  EXHIBIT INDEX


=====================================================================================================
   Exhibit
    Number                                   Description                                  Page
=====================================================================================================
2.1              Agreement and Plan of Merger dated October
                 1, 1996 among All-Comm Media Corporation,
                 Metro Merger Corp., Metro Services Group,
                 Inc., J. Jeremy Barbera, Janet Sautkulis and
                 Robert M. Budlow (previously filed October 11, 1996)
-----------------------------------------------------------------------------------------------------

               All-Comm Media Corporation and Metro Services Group, Inc.

     Pro Forma Condensed Combined Balance Sheets as of June 30, 1996 and Pro Forma Condensed Combined Statements of Operations For the Fiscal Year Ended
                                  June 30, 1996
                                   (Unaudited)

            ALL-COMM MEDIA CORPORATION AND METRO SERVICES GROUP, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                               AS OF JUNE 30, 1996

                                            Historical                      Pro Forma
                                      All-Comm         Metro
                                        Media        Services
                                     Corporation    Group, Inc.    Adjustments     Combined
ASSETS
Current assets:
  Cash and cash equivalents        $ 1,393,044     $   138,004   ($  150,000)(A) $ 1,381,048
  Accounts receivable                2,681,748       1,412,110                     4,093,858
  Land held for sale at cost           921,465                                       921,465
  Other current assets                 107,658          22,635                       130,293
                                   -----------     -----------    ----------     -----------
Total current assets                 5,103,915       1,572,749      (150,000)      6,526,664
Property and equipment, net            299,045          81,637                       380,682
Intangible assets, net               7,851,060                     8,185,955 (A)  16,187,015
                                                                     150,000 (A)
Other assets                            47,046          50,000                        97,046
                                   -----------      ----------    ----------     ------------
Total assets                       $13,301,066      $1,704,386    $8,185,955     $23,191,407
                                   ===========      ==========    ==========     ===========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
  Short term borrowings            $   500,000                                   $   500,000
  Trade accounts payable               470,706      $1,634,219                     2,104,925
  Accrued salaries and wages           706,039                                       706,039
  Accrued expenses                     758,112                                       758,112
  Income taxes payable                  10,000          15,367                        25,367
  Current portion of long-term
    obligations to related party       583,333                                       583,333
  Related party payable                425,000          31,797                       456,797
                                   -----------    ------------                   -----------
Total current liabilities            3,453,190       1,681,383                     5,134,573
Long term portion of long term
  obligations to related party       1,516,667                      $920,000 (A)   2,436,667
Other liabilities                       80,315          32,958                       113,273
                                   -----------    ------------     ----------    -----------
Total liabilities                    5,050,172       1,714,341       920,000       7,684,513
                                   -----------    ------------     ---------     -----------
Stockholders' equity:
  Convertible preferred stock               82                                            82
  Common stock                          31,985           1,000        18,140 (A)      50,125
                                                                      (1,000)(A)
  Additional paid-in capital        14,462,306                     7,237,860 (A)  21,700,166
  Accumulated deficit               (6,108,010)        (10,955)       10,955 (A)  (6,108,010)
  Treasury stock                      (135,469)                                     (135,469)
                                   -----------    ------------    ----------     -----------
Total stockholders' equity           8,250,894          (9,955)    7,265,955      15,506,894
                                   -----------    ------------    ----------     -----------
Total liabilities and
  stockholders' equity             $13,301,066      $1,704,386    $8,185,955     $23,191,407
                                   ===========      ==========    ==========     ===========


See notes to unaudited pro forma condensed combined balance sheets.

            ALL-COMM MEDIA CORPORATION AND METRO SERVICES GROUP, INC.

         Notes to Unaudited Pro Forma Condensed Combined Balance Sheets

The unaudited pro forma condensed combined balance sheets present the historical balance sheets of All-Comm and Metro and pro forma adjustments as if the acquisition of Metro by All-Comm had taken place as of June 30, 1996. The pro forma purchase accounting adjustment is summarized as follows:

(A) Represents the purchase of Metro, which had a shareholder deficit of $9,955, for $8,176,000 (1,814,000 shares of Common Stock valued at $4 per share and $1,000,000 aggregate face amount of promissory notes issued by the Company to the former shareholders of Metro; the promissory notes, which have a stated interest rate of 6%, were discounted to $920,000 to reflect an estimated effective interest rate of 10%). In connection with the acquisition, the Company obtained three year covenants not to compete from the former shareholders of Metro. Acquisition costs are estimated to be $150,000.

    The acquisition was accounted for as a purchase and assets and liabilities were recorded at fair market values, which approximated net book values. The purchase is summarized as follows:

        Value of stock paid                          $7,256,000
        Promissory notes payable                        920,000
                                                   ------------
        Total purchase price                          8,176,000
        Acquisition costs                               150,000
                                                   ------------
        Total costs                                                   $8,326,000
        Less fair market value of:
               Assets acquired                        1,704,386
               Liabilities assumed                    1,714,341
                                                    -----------
               Deficit in net tangible assets                              9,955
                                                                  --------------
        Costs in excess of tangible net assets                         8,335,955
        Less estimated value of covenants not to compete                 650,000
                                                                  --------------
        Goodwill                                                      $7,685,955
                                                                  ==============

            ALL-COMM MEDIA CORPORATION AND METRO SERVICES GROUP, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                     FOR THE FISCAL YEAR ENDED JUNE 30, 1996

                                            Historical                      Pro Forma
                                      All-Comm         Metro
                                        Media        Services
                                     Corporation    Group. Inc.    Adjustments      Combined
Revenues                           $15,889,210      $8,093,860                   $23,983,070
                                   -----------      ----------                   -----------

Salaries and benefits               12,712,150       1,978,267                    14,690,417
Direct costs                           807,057       4,549,922                     5,356,979
Selling, general and administrative  1,843,236         961,245                     2,804,481
Professional fees                      625,667         180,816                       806,483
Amortization                           361,537                      $408,816 (A)     770,353
                                   -----------     ------------     --------     -----------
Total operating expenses            16,349,647       7,670,250       408,816      24,428,713
                                   -----------     -----------      --------     -----------

Income (loss) from operations         (460,437)        423,610      (408,816)       (445,643)

Interest income                         12,276                                        12,276
Interest expense                      (487,638)                     (106,000)(B)    (593,638)
                                   -----------     ------------     --------     -----------
Income (loss) before income taxes     (935,799)        423,610      (514,816)     (1,027,005)

Provision for income taxes            (141,084)        (28,950)              (C)    (170,034)
                                   -----------     -----------       --------    -----------

Net income (loss)                  ($1,076,883)      $ 394,660     ($514,816)    ($1,197,039)
                                   ===========       =========     =========     ===========

Net income (loss) attributable to
  common stockholders              ($1,094,373)      $ 394,660     ($514,816)    ($1,214,529)
                                   ===========       =========     =========     ===========

Primary and fully diluted loss
  per share                             ($0.36)                                       ($0.25)
                                         -----                                         -----

Weighted average common and common
  equivalent shares outstanding      3,068,278                     1,814,000 (D)   4,882,278
                                     =========                     =========       =========



See notes to unaudited pro forma condensed combined statements of operations.

            ALL-COMM MEDIA CORPORATION AND METRO SERVICES GROUP, INC.

    Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations combine the results of operations of All-Comm for its fiscal year ended June 30, 1996 with the results of operations of Metro for the year then ended. The revenues and results of operations of the combined businesses included in the summary are not considered by management to be indicative of the anticipated results of the business for the periods subsequent to the acquisition by the Company, nor are they considered to be indicative of the results of operations which might have been attained for the period presented.

The pro forma purchase accounting adjustments reflect the effect on the combined results for the year ended June 30, 1996 as if the Company's acquisition of Metro had taken place at the beginning of such year. The adjustments are summarized as follows:

(A) Reflects amortization of $8.3 million in excess of costs over the fair value of the net deficit acquired, including $650,000 in the aggregate in covenants not to compete. The covenants are amortized over their three year durations and the remainder over its expected benefit period of forty years.

(B) Reflects interest expense incurred on $1,000,000 aggregate face amount of 6% promissory notes issued to former shareholders of Metro in connection with the Company's acquisition of Metro. The promissory notes were discounted to $920,000 to reflect an estimated effective interest rate of 10%.

(C) Prior to its acquisition by All-Comm, Metro had elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended. As a result, Metro's federal taxable income or loss and tax credits were passed on through to Metro's former shareholders. Metro's tax provision resulted from income taxes due on taxable income for states which did not recognize Metro's "S" Corporation status. No pro forma tax provision has been made for federal taxes in the pro forma condensed combined statements of operations due to the availability of All-Comm's net operating loss carryforwards.

(D) Pro forma primary and fully diluted earnings per share include the effect of issuance of 1,814,000 shares of common stock in connection with the Company's acquisition of Metro as if such acquisition had occurred on July 1, 1995.